-more- News ONEOK Announces West Texas LPG System Expansion into the Delaware Basin TULSA, Okla. – Oct. 23, 2017 – ONEOK, Inc. (NYSE: OKE) today announced that the West Texas LPG Pipeline Limited Partnership, a joint venture between ONEOK, which is the operator and owns 80 percent, and Martin Midstream Partners L.P., which owns 20 percent, plans to invest approximately $200 million to expand its natural gas liquids (NGL) system into the prolific Delaware Basin, part of the larger Permian Basin. This project, which is expected to be completed in the third quarter of 2018, is supported by long-term dedicated NGL production from two planned third-party natural gas processing plants in northern Reeves County, which we estimate will produce up to 40,000 barrels per day (bpd). The Delaware Basin extension includes:  The construction of an approximately 120-mile, 16-inch pipeline lateral that will have an initial capacity of 110,000 bpd; and  The construction of two new pump stations and pipeline looping along the existing West Texas LPG system that will increase its capacity to handle the dedicated volume. “Extending the West Texas LPG Pipeline into the core of the Delaware Basin, one of the fastest growing plays in the U.S., positions the West Texas LPG system for significant future NGL volume growth,” said Terry K. Spencer, ONEOK president and chief executive officer. West Texas LPG Pipeline is an NGL pipeline system that consists of approximately 2,600 miles of NGL pipeline in Texas and New Mexico. The system provides transportation services to the Mont Belvieu market center from nearly 40 third-party natural gas processing plants located in the Permian Basin. The Permian Basin in southeastern New Mexico and western Texas is the largest crude oil and natural gas producing basin in the U.S. EDITOR’S NOTE: View map showing the location of the new pipeline lateral. October 23, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 Exhibit 99.1

ONEOK Announces West Texas LPG System Expansion into the Delaware Basin October 23, 2017 Page 2 ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, Inc., visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOK. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance, liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled" and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC's website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. ###

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